UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

FAT Brands Inc. (Name of Registrant As Specified In Its Charter)

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FAT Brands Inc.
9720 Wilshire Blvd., Suite 500
Beverly Hills, CA 90212

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of FAT Brands Inc.:

We are delivering this Notice and the accompanying Information Statement to inform our stockholders that on July 22, 2021, stockholders of FAT Brands Inc. (the “Company,” “our” or “we”) holding (i) a majority of the voting power of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a majority of the voting power of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), adopted resolutions by written consent in lieu of a meeting of stockholders to approve an amendment to the Company’s certificate of incorporation (the “Charter Amendment”) to increase the authorized shares of Preferred Stock from five million (5,000,000) shares to fifteen million (15,000,000) shares (the “Preferred Stock Increase”).

The Charter Amendment was approved by written consent (the “Consent”) of stockholders representing approximately 54.6% of the voting power of the Common Stock and approximately 64.2% of the voting power of Preferred Stock on July 22, 2021 pursuant to Section 228 of the Delaware General Corporation Law, which permits an amendment to the certificate of incorporation to be approved at a meeting or through written consent of a majority of the voting power of the stockholders eligible to vote thereon. All necessary corporate approvals in connection with the adoption of the Charter Amendment have been obtained.

The Information Statement is being furnished to the holders of Common Stock and Preferred Stock that did not execute the Consent pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Section 228(e) of the Delaware General Corporation Law, solely for the purpose of informing our stockholders of this corporate action before it takes effect. In accordance with Rule 14c-2 under the Exchange Act, we plan to file the Charter Amendment twenty (20) calendar days following the mailing of this Notice and the accompanying Information Statement, or as soon thereafter as is reasonably practicable.

The Preferred Stock Increase and Charter Amendment were approved and recommended by our Board of Directors prior to the stockholder action by written consent described in the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of the Company at the close of business on July 22, 2021.

By Order of the Board of Directors

Allen Z. Sussman
Secretary
[ ● ], 2021

FAT Brands Inc.
9720 Wilshire Blvd., Suite 500
Beverly Hills, CA 90212

INFORMATION STATEMENT

General

In this Information Statement, unless the context otherwise requires, “FAT Brands Inc.,” the “Company,” “we,” “us” and “our” and similar expressions refer to FAT Brands Inc., a Delaware corporation. This Information Statement is being sent to inform our stockholders that we have obtained a written consent (the “Consent”) from stockholders holding (i) a majority of the voting power of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a majority of the voting power of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), to approve an amendment to the Company’s certificate of incorporation to increase the authorized shares of Preferred Stock from five million (5,000,000) shares to fifteen million (15,000,000) shares (the “Preferred Stock Increase”). The Preferred Stock Increase will be implemented by filing a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”) in the form attached hereto as Appendix A.

This Information Statement is being mailed on or about [ ● ], 2021 to the Company’s stockholders of record as of July 22, 2021 (the “Record Date”) that did not execute the Consent. This Information Statement constitutes notice to our stockholders of a corporate action taken by our stockholders without a meeting as required by Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement. We will require brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Preferred Stock held by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

The date of this Information Statement is [ ● ], 2021.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Action by Written Consent

As of the Record Date, the stockholders who executed the Consent approving the Charter Amendment (the “Consenting Stockholders”) owned 7,985,910 shares of Common Stock and 3,089,245 shares of Preferred Stock.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Approval of the holders of a majority of the voting power of the outstanding Common Stock and the holders a majority of the outstanding shares of Preferred Stock was required to approve the Charter Amendment.

As of the Record Date, there were 14,636,361 shares of Common Stock outstanding and entitled to vote, and 4,812,517 shares of Preferred Stock outstanding. On the Record Date, the Consenting Stockholders owned approximately 54.6% of the votes entitled to be cast by the outstanding Common Stock and approximately 64.2% of the outstanding shares of Preferred Stock. Accordingly, the Consent executed by the Consenting Stockholders is sufficient stockholder approval of the Charter Amendment and no further stockholder action is required to approve this matter.

The Charter Amendment will become effective upon its filing with the Secretary of State of the State of Delaware, which we expect to file twenty (20) calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

Notice Pursuant to Section 228(e) of the DGCL

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent of stockholders to the Company’s stockholders who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228 of the DGCL. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

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Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters discussed in this Information Statement.

APPROVAL OF THE PREFERRED STOCK INCREASE

On July 20, 2021, the Board of Directors (the “Board”) of FAT Brands Inc. (the “Company”) declared it advisable and in the best interests of the Company and its stockholders to amend Section 4.01 of the Company’s certificate of incorporation to increase the authorized shares of Preferred Stock from five million (5,000,000) shares to fifteen million (15,000,000) shares (referred to as the “Preferred Stock Increase”) by filing a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware (referred to as the “Charter Amendment”). The form of the proposed Charter Amendment is attached hereto as Appendix A. Of the 5,000,000 shares of Preferred Stock that are currently authorized, the Company has designated 80,000 shares as Series A Fixed Rate Cumulative Preferred Stock and 4,900,000 shares as Series B Cumulative Preferred Stock.

In a separate action, on June 29, 2021 the Board approved a recapitalization transaction (the “Recapitalization”) which will amend and restate the Company’s certificate of incorporation to authorize 50,000,000 shares of Class A Common Stock and 1,600,000 shares of Class B Common Stock and reclassify each outstanding share of Common Stock into one share of Class A Common Stock, among other things, all as disclosed in an Information Statement that was mailed to our stockholders on or about July 20, 2021. The Recapitalization will not affect the Preferred Stock Increase, and we intend that the Preferred Stock Increase will be implemented after completion of the Recapitalization. The form of Charter Amendment attached hereto as Appendix A reflects both the Preferred Stock Increase and the authorization of the Class A Common Stock and Class B Common Stock in the Recapitalization.

Reasons for the Preferred Stock Increase

The Board believes that it is in the Company’s and stockholders’ best interest to increase the number of authorized shares of Preferred Stock in order to have additional authorized but unissued shares of Preferred Stock available for issuance to meet business needs as they arise without the expense or delay of a special meeting of stockholders to approve additional authorized shares at that time. Such business needs may include future offerings of preferred stock, future issuances of preferred stock in connection with the acquisition of other companies or assets, and other proper corporate purposes identified by the Board in the future. Any future issuance of Preferred Stock of the Company would remain subject to separate stockholder approval if required by applicable law, the Company’s certificate of incorporation (as amended), or the rules of any national securities exchange on which shares of Preferred Stock of the Company are then listed.

The Company currently has 4,812,517 shares of Preferred Stock outstanding, consisting of 80,000 shares of Series A Fixed Rate Cumulative Preferred Stock and 4,732,517 shares Series B Cumulative Preferred Stock. Upon the effective date of the Charter Amendment, the Company will have 15,000,000 shares of Preferred Stock authorized and 10,187,483 shares of Preferred Stock available for future issuance. If the Charter Amendment is not implemented, the number of authorized shares of Preferred Stock will remain at 5,000,000 shares and the Company would have only 187,483 shares of Preferred Stock that remain authorized and available for future issuance (167,483 shares of which are designated as Series B Cumulative Preferred Stock).

The Board believes that the proposed increase in the number of authorized shares of Preferred Stock will provide the Company with a sufficient number of shares available should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise, and is in the best interests of the Company and its stockholders. At the time of this Information Statement, the Board has not authorized the issuance or use of any of the additional shares of Preferred Stock to be authorized by the Charter Amendment. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board.

Anti-Takeover Effects

The authorized but unissued shares of Preferred Stock could have anti-takeover effects. Under certain circumstances, any or all of the Preferred Stock could be used as a method of discouraging, delaying or preventing a change in control of the Company. For example, the Board of Directors could designate and issue a series of Preferred Stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of Common Stock or with rights and preferences that include special voting rights to veto a change in control. The Preferred Stock could also be used in connection with the issuance of a stockholder rights plan, sometimes referred to as a “poison pill.”

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Use of the Preferred Stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to the Company’s stockholders. This could include discouraging bids for the Company even if such bid represents a premium over the Company’s then-existing trading price and thereby prevent stockholders from receiving the maximum value for their shares.

Other Potential Effects of the Proposed Amendment

The authorization of additional shares of Preferred Stock will not, by itself, have any effect on the rights of present stockholders. The additional shares of Preferred Stock to be authorized by the Charter Amendment will be “blank check” serial preferred stock. This type of preferred stock allows the Board of Directors to issue one or more series of the Preferred Stock, from time to time, with full, limited or no voting powers, and to fix all of the designations, preferences and relative, participating, optional or special voting rights, and qualifications, limitations or other restrictions upon the Preferred Stock.

Under the Company’s certificate of incorporation, the Company’s stockholders do not have preemptive rights to subscribe for additional shares of capital stock which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of such shares. In addition, if the Board of Directors elects to issue additional shares of Preferred Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current holders of Common Stock or Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership as of July 22, 2021 of our outstanding shares of Common Stock and Series B Cumulative Preferred Stock held by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (2) each of our directors and named executive officers (including our current principal financial officer who joined the Company on May 13, 2021), and (3) all directors and executive officers of the Company as a group. As of July 22, 2021, there were 14,636,361 shares of Common Stock and 4,732,517 shares of Series B Cumulative Preferred Stock issued and outstanding.

The shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting power (if applicable) or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power (if applicable) or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Each of the stockholders listed below has sole voting power (if applicable) and sole investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.

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	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned
Name of beneficial owner	Number		Percentage	Number		Percentage
Greater than 5% Stockholders
Fog Cutter Holdings LLC	7,033,297	(1)	48.0%	74,449		1.6%
ADW Capital Partner, L.P.	739,323	(2)	5.1%	-		-
Gregory Fortunoff and certain persons	802,886	(3)	5.4%	1,113		*
Named Executive Officers and Directors
Andrew A. Wiederhorn	7,202,159	(4)	48.7%	105,429	(11)	2.2%
Kenneth J. Kuick	100,000	(5)	*	2,000		*
Donald J. Berchtold	228,621	(6)	1.6%	-		-
Gregg Nettleton	25,620	(6)	*	-		-
Squire Junger	161,972	(7)	1.1%	23,333		*
James Neuhauser	138,673	(8)	*	24,685		*
Edward Rensi	64,178	(9)	*	7,781		*
All directors and executive officers as a group (seven persons)	7,921,223	(10)	52.8%	163,228		3.4%

(1)	Includes warrants to purchase 19,148 shares of Common Stock.
(2)	Based on a Schedule 13G filed on February 16, 2021 by and on behalf of each of ADW Capital Partners, L.P., ADW Capital Management, LLC and Adam D. Wyden, with an address at 1261 99th St., Bay Harbor Islands, FL 33154. ADW Capital Management, LLC is the general partner and investment manager of, and may be deemed to beneficially own securities owned by, ADW Capital Partners, L.P. Mr. Wyden is the sole manager of, and may be deemed to beneficially own securities owned by, ADW Capital Management, LLC.
(3)	Includes warrants to purchase 126,891 shares of Common Stock. Based in part on a Schedule 13D/A filed jointly on August 28, 2020 by Gregory Fortunoff, Scott Fortunoff, Laurie Fortunoff, Jill Gerstenblatt and Darren Gerstenblatt, with an address at 49 West 37th Street, New York, NY 10018. Each such person expressly disclaims beneficial ownership for all purposes of the shares of Common Stock and/or Series B Preferred Stock beneficially owned by each other person.
(4)	Includes shares of Common Stock and warrants held by Fog Cutter Holdings, LLC. Mr. Wiederhorn shares voting and dispositive power over such shares and warrants, but disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Wiederhorn also beneficially holds directly 168,862 shares of Common Stock, comprised of 23,332 shares of Common Stock, options to purchase an additional 25,530 shares of Common Stock that have vested or will vest within 60 days of the effective date of the disclosure, and warrants that are exercisable for an additional 120,000 shares of Common Stock, including warrants for 100,000 shares owned by Mr. Wiederhorn’s spouse, to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein. Does not include unvested options to purchase an additional 5,106 shares of Common Stock.
(5)	Represents an award of restricted stock vesting in three equal installments on the grant anniversary of May 18, 2021.
(6)	Includes options to purchase 25,530 shares of Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 5,106 shares of Common Stock.
(7)	Includes options to purchase 30,636 shares of Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 45,954 shares of Common Stock. Includes warrants to purchase 25,000 shares of Common Stock.
(8)	Includes options to purchase 30,636 shares of Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 45,954 shares of Common Stock. Includes warrants to purchase 20,000 shares of Common Stock
(9)	Includes options to purchase 30,636 shares of Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 45,954 shares of Common Stock.
(10)	Includes options to purchase 168,498 shares of Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 153,180 shares of Common Stock. Includes warrants to purchase 184,148 shares of Common Stock, 100,000 of which are owned by Mr. Wiederhorn’s spouse, to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(11)	Includes shares of Series B Preferred Stock held by Fog Cutter Holdings, LLC. Mr. Wiederhorn shares voting and dispositive power over such shares but disclaims beneficial ownership except to the extent of his pecuniary interest therein. Includes 20,000 shares of the Company’s Series B Preferred Stock owned by Mr. Wiederhorn’s spouse, to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein.

* Represents beneficial ownership of less than 1% of the class.

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DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Information Statement. Upon written or oral request, we will deliver a separate copy of the Information Statement to any stockholder at a shared address to which a single copy of the Information Statement was delivered and who wishes to receive a separate copy of the Information Statement. Stockholders receiving multiple copies of the Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:

FAT Brands Inc.
9720 Wilshire Blvd., Suite 500
Los Angeles, California 90067
Telephone: (310) 319-1850
Email: contact@fatbrands.com

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. You may inspect and copy these reports and other information without charge at the SEC’s website. The address of this site is http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom this Information Statement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above. You may request copies of those documents from FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Los Angeles, California 90067. You also may contact us at (310) 319-1850 or by email at contact@fatbrands.com or visit our website at www.fatbrands.com for copies of those documents. Our website and the information contained on our website are not a part of this Information Statement, and you should not rely on any such information. You should rely only on the information contained in this Information Statement.

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APPENDIX A

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FAT BRANDS INC.

FAT Brands Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “ DGCL ”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL.

THIRD: The first paragraph of Section 4.01 of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“SECTION 4.01 Authorized Stock. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is Sixty-Six Million Six Hundred Thousand (66,600,000) shares, consisting of (i) Fifty Million (50,000,000) shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”); (ii) One Million Six Hundred Thousand (1,600,000) shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”); and (iii) Fifteen Million (15,000,000) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this [ ● ] day of August, 2021.

FAT BRANDS INC.

By:
Name:
Title: